EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Greenfield Farms Food, Inc. Corporation (the "Company") on Form  10-K  for the period ending December 31, 2011 has filed with the Securities and Exchange  Commission  on the date hereof (the "Report"),  I,  Larry Moore,  Chief  Executive  Officer,  President  and Director  of  the  Company, certify, pursuant to 18  U.S.C.  Section  1350,  as adopted  pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  April 15, 2012

/s/ Larry Moore
Chief Executive Officer (Principal Executive Officer), President, and Director